UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2010

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-15941	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in our Form 8-K filed on October 28, 2009, on October 22, 2009, Gators Lender, LLC (“Gators”) loaned $1,750,000 to UTEK Corporation (“UTEK”) and UTEK Real Estate Holdings, Inc, (“UTEK RE”) a wholly owned subsidiary of UTEK, pursuant to a Note and Warrant Purchase Agreement and Promissory Note (the “Note”). The Note was secured by certain assets of Cortez 114, LLC (“Cortez”), a Florida limited liability company, subsidiary of UTEK RE, and guarantor of the obligations under the Note, including certain real estate in the County of Hernando, State of Florida, pursuant to an October 22, 2009, Mortgage and Security Agreement (the “Collateral”). The Note was also secured by guarantees of Cortez and other affiliates of UTEK Corp.

Pursuant to a February 26, 2010, Substitution of Collateral Agreement and a Membership Interest Pledge Agreement and Release of Mortgage of even date therewith, Gators security interest in the Collateral was released and replaced by a security interest in 68 Units, constituting sixty eight percent (68%) of the outstanding membership interests of Cortez, owned by UTEK RE. The Note was amended and restated to provide that UTEK and UTEK RE must pay down $500,000.00 of the indebtedness thereunder to Gators within 60 days.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Substitution of Collateral Agreement, dated February 26, 2010, among UTEK Corporation, UTEK Real Estate Holdings, LLC, Cortez 114, LLC and Gators Lender, LLC.

10.2	Membership Interest Pledge Agreement, dated February 26, 2010, among UTEK Real Estate Holdings, LLC, Cortez 114, LLC and Gators Lender, LLC.

10.3	Amended and Restated Promissory Note, dated February 26, 2010, made by UTEK Real Estate Holdings in favor of Gators Lender, LLC.

10.4	Release of Mortgage, dated February 26, 2010, by Gators Lender, LLC for the benefit of Cortez 114, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: February 26, 2010	By:	/s/ Carole R. Wright
Name: Carole R. Wright
Title: Chief Financial Officer